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                                                                    EXHIBIT 99.1

                            Exhibit to Form 12b-25

                    (PriceWaterhouseCoopers LLP Letterhead)



March 30, 1999


Mr. Randy Foraker
BancFirst Corporation
101 North Broadway, Suite 200
Oklahoma City, Oklahoma 73102

Dear Mr. Foraker:

You have furnished us with a copy of your "Notification of Late Filing" on Form 12b-25 dated March 30, 1999.

We are in agreement with the comments under Part III of the Form with respect to the reasons why we are unable to furnish our report on the financial statements of BancFirst Corporation for inclusion in the Form 10-K for the year ended December 31, 1998.


Yours very truly,


/s/ PRICEWATERHOUSECOOPERS LLP
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